UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 20, 2007

(Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2007 annual meeting of stockholders of Hewlett-Packard Company (“HP”), the stockholders of HP approved a non-binding proposal entitled “Subject Any Future Poison Pill to Shareholder Vote.”  The proposal requested that the Board of Directors of HP (the “Board”) amend HP’s bylaws to require that HP submit any future stockholder rights plan to a vote of HP’s stockholders.  HP’s existing policy regarding the adoption of stockholder rights plans provides that HP will submit any future stockholder rights plan to a stockholder vote unless, in the exercise of its fiduciary duties under Delaware law, the Board determines that the adoption of a stockholder rights plan prior to stockholder approval would be in the best interests of stockholders, in which case stockholder approval is not required.

In response to the stockholders’ action, the Board has approved an amendment to its amended and restated bylaws that adds a new Section 8.13 to Article VIII, effective as of September 20, 2007.  The amendment formalizes HP’s existing policy and provides that HP will seek stockholder approval prior to its adoption of a stockholder rights plan (as defined in the amendment), unless the Board, in the exercise of its fiduciary duties, determines that, under the circumstances existing at the time, it is in the best interests of the stockholders of HP to adopt or extend a stockholder rights plan without delay.  In addition, consistent with the proposal approved by HP’s stockholders, the amendment further provides that a stockholder rights plan adopted or extended by the Board of Directors without prior stockholder approval must provide that it will expire unless ratified by the stockholders of HP within one year of adoption.  HP’s amended and restated bylaws did not previously contain a provision specifically addressing the adoption of a stockholder rights plan.

HP currently does not have a stockholder rights plan, as the Board terminated the previous stockholder rights plan and the preferred share purchase rights issued under the rights plan effective January 21, 2003.

HP’s amended and restated bylaws reflecting this amendment are filed as Exhibit 99.1 to this report.

Item 8.01.  Other Events.

Also at HP’s 2007 annual meeting of stockholders, the stockholders of HP approved a non-binding proposal entitled “Link Pay to Performance.”  The proposal requested that the Board adopt a policy that a significant portion of future long-term equity compensation to senior executives be performance-based.  In response to the stockholders’ action, the HR and Compensation Committee of the Board has approved a new program effective for the fiscal 2008 compensation review cycle, under which most equity grants will vest only upon the satisfaction of financial performance criteria over a three-year period.  In doing so, the HR and Compensation Committee confirmed its policy that a significant portion of long-term incentive compensation for senior executives should be performance-based.  The details of the new program, including specific performance metrics and targets, are still being developed; more information about the new program will be provided in HP’s proxy statement for its 2008 annual meeting of stockholders.

HP’s press release announcing the approval of this new program and the amendment to HP’s amended and restated bylaws as described above is filed as Exhibit 99.2 to this report.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Bylaws of Hewlett-Packard Company, as amended and restated (filed herewith).
99.2	Press release issued by HP, dated September 21, 2007, entitled “HP Board Approves Policies on Stockholder Rights Plans, Executive Compensation” (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: September 21, 2007	By:	/s/ Charles N. Charnas
	Name:	Charles N. Charnas
	Title:	Vice President, Deputy General Counsel
and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Bylaws of Hewlett-Packard Company, as amended and restated (filed herewith).
99.2	Press release issued by HP, dated September 21, 2007, entitled “HP Board Approves Policies on Stockholder Rights Plans, Executive Compensation” (filed herewith).